EXHIBIT 3.2

                                STATE OF MISSOURI
                    REBECCA MCDOWELL COOK, SECRETARY OF STATE
                     P.O. BOX 778, JEFFERSON CITY, MO. 65102
                              Corporation Division

                     AMENDMENT OF ARTICLES OF INCORPORATION


Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.  The present name of the Corporation is   Pharmacy Buying Association, Inc.
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    ____________________________________________________________________________

    The  name  under  which it was  originally  organized  was  Pharmacy  Buying
                                                                ----------------
    Association, Inc.
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2.  An amendment to the Corporation's Articles of Incorporation was adopted by
    the shareholders on                         February  10, 1998
                         -------------------------------------------------------

3.   Article Number   III   is amended to read as follows:
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     The following paragraph shall be added to the end of Article III:

     "Except as set forth in this paragraph, each Shareholder shall be entitled to one vote on each matter submitted to a vote at a meeting of the Shareholders regardless of the number of shares owned by any Shareholder. Notwithstanding the foregoing, each Shareholder shall have one vote per vacant seat on the Board at the election of the Board of Directors; provided, however, that there shall be no cumulative voting of shares."

     The following Article is hereby added to the Articles of Incorporation:

                                    ARTICLE X
                                    ---------

     The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal By-Laws for the Corporation from time to time.



     (IF MORE THAN ONE ARTICLE IS TO BE AMENDED OR MORE SPACE IS NEEDED ATTACH FLY SHEET.)


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IN WITNESS WHEREOF, the undersigned,                   President
                                     -------------------------------------------
                                                President or

___________________________________________ has executed this instrument and its
           Vice President

       Secretary                    has  affixed  its  corporate seal hereto and
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 Secretary or Assistant Secretary

attested said seal on the        18th         day of         March       , 1998.
                          ------------------          -------------------    --

             PLACE
         CORPORATE SEAL
             HERE
  (IF NO SEAL, STATE "NONE.")

                                               PHARMACY BUYING ASSOCIATION, INC.
                                               ---------------------------------
                                                     Name of Corporation

ATTEST:

________________________________               By ______________________________
Secretary or Assistant Secretary                   President or Vice President


State of             Missouri               )
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                                            )
County of          Platte                   )
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     I, Deborah A. Walker, a Notary Public,  do hereby certify that on this 18th day of March , 19 98 , personally appeared before me Michael W. Burns who, being by me first duly sworn, declared that he is the President of Pharmacy Buying Association, Inc. that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.


(Notarial Seal)                             ____________________________________
                                            Notary Public

                                            My commission expires ______________

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